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                                                                    EXHIBIT 10.3


                           ALLONGE TO PROMISSORY NOTE

The maturity date of the attached Promissory Note dated July 23, 1997 for $15,000,000.00 is hereby extended to September 21, 1999 from July 23, 1999. In addition, the $3,000,000 ACH line and the $1,000,000 daylight overdraft line will be extended to 9/21/99.

This Allonge will be governed by the terms and conditions of the Revolving Credit Agreement dated July 23, 1997 by and between Fleet National Bank and Elite Information Group, formerly known as Broadway & Seymour, Inc. Nothing herein shall be deemed to constitute a waiver, release or amendment of any terms of the Revolving Credit Agreement.


/s/ DANIEL D. FOY                       /s/ BARRY EMERSON
-----------------------                 -----------------------
Witness                                 Name: Barry Emerson
Daniel D. Foy                           Title: VP, CFO
                                        ELITE INFORMATION GROUP
                                        Date: 7-15-99


                                        /s/ MICHAEL S. BARCLAY
-----------------------                 -----------------------
Witness                                 Michael S. Barclay
                                        Vice President
                                        FLEET NATIONAL BANK
                                        Date: 7-15-99
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                             REVOLVING CREDIT NOTE


$15,000,000.00                                                     July 23, 1997


     FOR VALUE RECEIVED, Broadway & Seymour, Inc., a Delaware corporation ("Broadway"), Elite Information Systems, Inc., a California corporation ("Elite"), The MiniComputer Company of Maryland, Inc., a Maryland corporation ("TMC"), Elite Information Systems International, Inc., a California corporation ("Elite International"), Pragmatix Telephony Solutions, Inc., a North Carolina corporation ("PRAGMATIX") each with a principal place of business at 128 South Tryon Street, Charlotte, North Carolina 28202-5050 (Broadway, Elite, TMC, Elite International and PRAGMATIX are hereinafter jointly and severally referred to as the "Borrower"), promise to pay to the order of Fleet National Bank, a national banking association organized and existing under the laws of the United States of America (the "Lender"), at the Lender's office located at 75 State Street, Boston, Massachusetts 02109 or to Fleet National Bank or any successor agent under the Loan Agreement (defined below)(the "Agent") in accordance with the Loan Agreement (defined below), the lesser of (i) the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000.00), or (ii) the aggregate unpaid principal amount of all advances of funds under the Revolving Credit Loan made by the Lender to the Borrower or by the Lender through the Agent to the Borrower pursuant to that certain Loan Agreement dated as of the date hereof by and among the Borrower, the Agent, the other Lenders party thereto and the Lender, as the same may be amended (the "Loan Agreement").

     The Borrower shall pay in full all unpaid principal, interest, fees and other amounts due under this Note on the Revolving Credit Repayment Date.

     The Borrower promises to pay to the order of the Lender interest before and after maturity on the principal amount of this Note outstanding from time to time from the date hereof until payment in full of all principal, interest, fees and other sums due under this Note in accordance with the Loan Agreement.

     Upon the occurrence and during the continuance of any Event of Default, each Loan evidenced by this Note shall bear interest, payable on demand, at a floating interest rate per annum equal to two percent (2.0%) above Effective Prime and no Interest Rate Election electing the Libor Rate shall be effective. In addition, in the event that the Borrower fails to pay any amount of principal or interest hereof within ten (10) days after such payment is due, the Borrower shall pay to the Lender upon demand by the Agent or the Lender, a late charge in an amount equal to five percent (5%) of such amount of principal or interest.

     Principal, interest, fees and other sums are payable in immediately available Dollars to the Agent at its address set forth in the Loan Agreement or as otherwise directed in writing from the Agent to the Borrower.